Exhibit 99.1

**For Immediate Release**

For more information, contact:
Victor Karpiak: (425) 255-4400
Scott Gaspard: (425) 254-2002

First Financial Northwest, Inc.
Announces Senior Vice President to Retire

Renton, Washington – November 18, 2009 – First Financial Northwest, Inc. (the “Company”) (Nasdaq GS: FFNW), the holding company for First Savings Bank Northwest (the “Bank”), announces the retirement of Robert H. Gagnier, Senior Vice President – Chief Lending Administration Officer, at the end of the year, after nearly twenty-four years of service at the Bank.

“Bob has been an important contributor in First Savings Bank Northwest’s growth over the past quarter of a century, from $142 million in assets, when he started in 1986, to $1.3 billion today. Bob held many different positions at the Bank and his broad banking experience has been of great value to the Bank’s employees and customers. We all wish Bob the best in his retirement.” said Victor Karpiak, Chairman, President and CEO.

“It has been a very fulfilling career at First Savings Bank Northwest and an exciting time to be a part of a growing and successful community bank.” said Mr. Gagnier. “After a thirty-five year career in banking I plan to enjoy the freedom of retirement.”

First Financial Northwest, Inc. is the parent company of First Savings Bank Northwest, a Washington chartered stock savings bank headquartered in Renton, Washington, serving the Puget Sound Region with its full-service banking office and its online banking website, www.fsbnw.com . First Financial Northwest, Inc. a part of the ABA NASDAQ Community Bank Index as well as the Russell 3000 Index. For additional information about First Savings Bank Northwest and First Financial Northwest, Inc. please visit the website at www.fsbnw.com and click on the “Investor Relations” tab.

Forward-looking statements:

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for construction/land development, residential, commercial real estate, consumer and other types of loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Office of Thrift Supervision and our bank subsidiary by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets; our ability to control operating costs and expenses; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.